Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Photo Works, Inc. (the “Company”) on Form 10-KSB for the year ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Andrew Wood, Chief Executive Officer of the Company, and David Douglass, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

                (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Andrew Wood	Date: December 31, 2007

Andrew Wood

/s/ David Douglass

David Douglass